Exhibit 3.22

021030000

New York State

Department of State

Division of Corporations, State Records

And Uniform Commercial Code

41 State Street

Albany. NY 12231

CERTIFICATE OF CHANGE

OF

Morgen Walke Associates, Inc

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: Morgen Walke Associates. Inc

If the name of the corporation has been changed, the name under which it was formed is: Pack Communications, Inc

Second: The certificate of incorporation was filed by the Department of State on: August 10, 1987

THIRD: The change(s) effected hereby are: [check appropriate box(es)]

Q The county location, within this state, in which the office of the corporation is located, is changed to:

Q The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to:

Q The corporation hereby: [check and]

Q Designates Auchcel J. Kapesak c/o Condiant granuaca yars Group Worldwide , Inc

498 Seventh Avenue, Maiuk, NY 100 as its registered agent upon whom process against the corporation may be served.

Q Changes the designation of its registered agent to:

Q change s the Address of its registered agent to:

Q Revokes the authority of its registered agent.

DOB. 1888(A/01)

021030000

FOURTH: The change was authorized by the board of directors.

(signature)

Michael J. Rapesak, vpaind Secretary

(Name and capacity of Signer)

CERTIFICATE OF CHANGE

OF

Morgen Walke Associates, inc

(insert name of Domestic Corporation)

Under Section 805 –A of the Business Corporation Las

Filer’s Name

Address 498 Seventh Ave

City, State and Zip code New York, NY 10018

NOTE: This form was prepared by the New York State Department of State you are not required to use this form. You may your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attomey. The certificate must be submitted with a $30 filling fee.

For Office Use Only

STATE OF NEW YORK

DEPARTMENT OF STATE

FILED OCT 30 2002

TAXS

BY:

021030000300